Exhibit 99.1

Paylocity Announces Second Quarter Fiscal Year 2017 Financial Results

•                  Q2 2017 Total Revenue of $68.7 million, up 24% year-over-year

•                  Q2 2017 Recurring Revenue of $66.1 million, up 26% year-over-year

Arlington Heights, IL. — February 2, 2017 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the second quarter of fiscal year 2017, which ended December 31, 2016.

“I was pleased with our second quarter in terms of both top and bottom line performance given the challenge in comparing to the record-setting revenue growth in the second quarter of last fiscal year.” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “We continue to realize value from our product investments, as our newly released Recruiting product is off to a good start and we just launched our newest module, Expense Management. We continue to focus on investments in both our products and our people and were recently recognized as the #14 Best Places to Work in the Glassdoor Employees’ Choice Award.”

Second Quarter Fiscal 2017 Financial Highlights

Revenue:

•                  Total revenue was $68.7 million, an increase of 24% from the second quarter of fiscal year 2016.

•                  Total recurring revenue was $66.1 million, representing 96% of total revenue and an increase of 26% from the second quarter of fiscal year 2016.

Operating Income (Loss):

•                  GAAP operating loss was ($1.6) million, compared to an operating loss of ($1.3) million in the second quarter of fiscal year 2016.

•                  Non-GAAP operating income was $5.4 million, compared to non-GAAP operating income of $4.0 million in the second quarter of fiscal year 2016.

Net Income (Loss):

•                  GAAP net loss was ($1.7) million. This compares to a net loss of ($1.2) million for the second quarter of fiscal year 2016. Net loss per share was ($0.03) for the second quarter of fiscal year 2017 based on 51.4 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.02) for the second quarter of fiscal year 2016, based on 50.9 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $5.4 million. This compares to non-GAAP net income of $4.1 million for the second quarter of fiscal year 2016. Non-GAAP net income per share was $0.10 for the second quarter of fiscal year 2017, based on 53.9 million pro forma diluted weighted average common shares outstanding. Non-GAAP net income per share was $0.08 for the second quarter of fiscal year 2016, based on 53.7 million pro forma diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $9.9 million compared to Adjusted EBITDA of $7.2 million in the second quarter of fiscal year 2016.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $82.3 million at the end of the quarter.

•                  Cash flow from operations for the second quarter of fiscal year 2017 was $13.5 million compared to $7.8 million for the second quarter of fiscal year 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 2, 2017, Paylocity is issuing guidance for the third quarter and full fiscal year 2017 as indicated below.

Third Quarter 2017:

•                  Total revenue is expected to be in the range of $87.5 million to $88.5 million.

•                  Adjusted EBITDA is expected to be in the range of $17.0 million to $18.0 million.

•                  Non-GAAP net income is expected to be in the range of $12.0 million to $13.0 million, or $0.22 to $0.24 per share, based on approximately 54 million diluted weighted average common shares outstanding.

Fiscal Year 2017:

•                  Total revenue is expected to be in the range of $296.0 million to $298.0 million.

•                  Adjusted EBITDA is expected to be in the range of $42.0 million to $43.0 million.

•                  Non-GAAP net income is expected to be in the range of $22.5 million to $23.5 million, or $0.41 to $0.43 per share, based on approximately 55 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its second quarter fiscal year 2017 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 39058974. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products, such as ACA Enhanced, to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for

Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 12, 2016.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$86,496	$82,257
Accounts receivable, net	1,681	2,067
Prepaid expenses and other	7,409	11,291

Total current assets before funds held for clients	95,586	95,615
Funds held for clients	1,239,622	1,092,471

Total current assets	1,335,208	1,188,086
Long-term prepaid expenses	845	618
Capitalized internal-use software, net	11,427	14,944
Property and equipment, net	26,787	33,633
Intangible assets, net	10,419	9,657
Goodwill	6,003	6,003

Total assets	$1,390,689	$1,252,941

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,621	$3,134
Accrued expenses	24,979	22,096

Total current liabilities before client fund obligations	26,600	25,230
Client fund obligations	1,239,622	1,092,471

Total current liabilities	1,266,222	1,117,701
Deferred rent	4,646	9,548
Deferred income tax liabilities, net	249	351

Total liabilities	$1,271,117	$1,127,600
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2016	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2016 and December 31, 2016; 51,132 shares issued and outstanding at June 30, 2016 and 51,430 shares issued and outstanding at December 31, 2016	51	51
Additional paid-in capital	171,515	181,523
Accumulated deficit	(51,994)	(56,233)
Total stockholders’ equity	$119,572	$125,341
Total liabilities and stockholders’ equity	$1,390,689	$1,252,941

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2015	2016	2015	2016
Revenues:
Recurring fees	$51,732	$65,347	$94,095	$127,267
Interest income on funds held for clients	615	731	1,143	1,448
Total recurring revenues	52,347	66,078	95,238	128,715
Implementation services and other	2,837	2,576	5,054	4,961
Total revenues	55,184	68,654	100,292	133,676
Cost of revenues:
Recurring revenues	16,125	20,716	29,282	39,819
Implementation services and other	7,975	9,667	15,013	18,923
Total cost of revenues	24,100	30,383	44,295	58,742
Gross profit	31,084	38,271	55,997	74,934
Operating expenses:
Sales and marketing	14,340	17,735	26,790	35,746
Research and development	6,799	7,222	12,228	14,523
General and administrative	11,239	14,957	21,690	28,815
Total operating expenses	32,378	39,914	60,708	79,084
Operating loss	(1,294)	(1,643)	(4,711)	(4,150)
Other income	214	4	297	43
Loss before income taxes	(1,080)	(1,639)	(4,414)	(4,107)
Income tax expense	85	32	186	132
Net loss	$(1,165)	$(1,671)	$(4,600)	$(4,239)

Net loss per share:
Basic	$(0.02)	$(0.03)	$(0.09)	$(0.08)
Diluted	$(0.02)	$(0.03)	$(0.09)	$(0.08)
Weighted-average shares used in computing net loss per share:
Basic	50,890	51,384	50,817	51,308
Diluted	50,890	51,384	50,817	51,308

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended December 31,		Six months ended December 31,
	2015	2016	2015	2016
Cost of revenue - recurring	$461	$600	$858	$1,205
Cost of revenue - implementation services and other	311	373	602	721
Sales and marketing	1,228	1,697	2,155	3,294
Research and development	823	877	1,450	1,777
General and administrative	2,057	3,127	3,721	5,848
Total	$4,880	$6,674	$8,786	$12,845

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended December 31,
	2015	2016
Cash flows from operating activities:

Net loss	$(4,600)	$(4,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	8,492	12,448
Depreciation and amortization expense	6,155	9,103
Deferred income tax expense	151	102
Provision for doubtful accounts	75	60
Loss on disposal of equipment	168	97
Changes in operating assets and liabilities:
Accounts receivable	(428)	(446)
Prepaid expenses	(891)	845
Trade accounts payable	653	46
Accrued expenses	1,039	(2,626)
Net cash provided by operating activities	10,814	15,390

Cash flows from investing activities:
Capitalized internal-use software costs	(3,775)	(6,279)
Purchases of property and equipment	(6,865)	(10,038)
Payments for acquisitions	(183)	—
Net change in funds held for clients	(291,918)	147,151
Net cash provided by (used in) investing activities	(302,741)	130,834

Cash flows from financing activities:
Net change in client funds obligation	291,918	(147,151)
Proceeds from exercise of stock options	137	—
Proceeds from employee stock purchase plan	1,403	1,823
Taxes paid related to net share settlement of equity awards	(3,765)	(5,135)
Net cash provided by (used in) financing activities	289,693	(150,463)
Net Change in Cash and Cash Equivalents	(2,234)	(4,239)
Cash and Cash Equivalents—Beginning of Period	81,258	86,496
Cash and Cash Equivalents—End of Period	$79,024	$82,257
Supplemental Disclosure of Non-Cash Investing and Financing Activities Build-out allowance received from landlord	$55	$—
Unpaid follow-on offering costs included in accrued expenses	$152	$—
Purchase of property and equipment, accrued but not paid	$1,531	$2,172
Supplemental Disclosure of Cash Flow Information Cash paid for income taxes, net of refunds	$22	$26

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$31,084	$38,271	$55,997	$74,934
Amortization of capitalized internal-use software costs	1,423	1,950	2,365	3,634
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	772	973	1,460	1,926
Adjusted gross profit	$33,279	$41,194	$59,822	$80,494

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$52,347	$66,078	$95,238	$128,715
Cost of recurring revenues	16,125	20,716	29,282	39,819
Recurring gross profit	36,222	45,362	65,956	88,896
Amortization of capitalized internal-use software costs	1,423	1,950	2,365	3,634
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	461	600	858	1,205
Adjusted recurring gross profit	$38,106	$47,912	$69,179	$93,735

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from operating loss to non-GAAP operating income:
Operating loss	$(1,294)	$(1,643)	$(4,711)	$(4,150)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,880	6,674	8,786	12,845
Amortization of acquired intangibles	381	381	761	762
Non-GAAP operating income	$3,967	$5,412	$4,836	$9,457

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from net loss to non-GAAP net income:
Net loss	$(1,165)	$(1,671)	$(4,600)	$(4,239)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,880	6,674	8,786	12,845
Amortization of acquired intangibles	381	381	761	762
Non-GAAP net income	$4,096	$5,384	$4,947	$9,368

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	50,890	51,384	50,817	51,308
Weighted-average effect of potentially dilutive shares	2,830	2,534	2,763	2,689
Pro forma diluted weighted-average number of common shares	53,720	53,918	53,580	53,997

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Calculation of non-GAAP net income per share:
Non-GAAP net income	$4,096	$5,384	$4,947	$9,368
Pro forma diluted weighted-average number of common shares	53,720	53,918	53,580	53,997
Non-GAAP net income per share	$0.08	$0.10	$0.09	$0.17

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(1,165)	$(1,671)	$(4,600)	$(4,239)
Interest expense	—	—	—	—
Income tax expense	85	32	186	132
Depreciation and amortization	3,436	4,835	6,155	9,103
EBITDA	2,356	3,196	1,741	4,996
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,880	6,674	8,786	12,845
Adjusted EBITDA	$7,236	$9,870	$10,527	$17,841

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$14,340	$17,735	$26,790	$35,746
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,228	1,697	2,155	3,294
Non-GAAP Sales and Marketing	$13,112	$16,038	$24,635	$32,452

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$6,799	$7,222	$12,228	$14,523
Capitalized internal-use software costs	1,732	3,392	3,775	6,279
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	823	877	1,450	1,777
Non-GAAP Total Research and Development	$7,708	$9,737	$14,553	$19,025

	Three months Ended December 31,		Six months Ended December 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$11,239	$14,957	$21,690	$28,815
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,057	3,127	3,721	5,848
Amortization of acquired intangibles	381	381	761	762
Non-GAAP General and Administrative	$8,801	$11,449	$17,208	$22,205